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                                                                   EXHIBIT 10.56

                                    AMENDMENT
                                     TO THE
                              GENUINE PARTS COMPANY
                      1992 STOCK OPTION AND INCENTIVE PLAN

         This Amendment ("Amendment") to the Genuine Parts Company 1992 Stock Option and Incentive Plan (the "1992 Plan") is made and executed this 19th day of November, 2001, to be effective as of November 19, 2001.

         Pursuant to a resolution of the Board of Directors of the Company dated November 19, 2001, in accordance with Section 4.2 of the Plan, the 1992 Plan is hereby amended as follows:

         1. DEFINITIONS OF DISABILITY AND RETIREMENT. The 1992 Plan be and hereby is amended by adding to Section 1.2 thereof the following definitions of the terms "Disability" and "Retirement" and by renumbering the remaining provisions of Section 1.2 accordingly:

                  "(e)     "Disability" shall mean any illness or other physical
         or mental condition of a Grantee that renders the Grantee incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Grantee's condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code."

                  "(t)     "Retirement" means termination of employment with the
         Company, a Parent or Subsidiary after attaining age 65."

         2. ACCELERATION OF VESTING OF OPTIONS UPON DEATH, DISABILITY OR RETIREMENT. The 1992 Plan be and hereby is amended by adding the following sentences after the second sentence of Section 2.5 thereof:

                  "Notwithstanding the foregoing or any provision in the Grantee's Option Agreement to the contrary, upon the Grantee's death or Disability during his employment, or upon his Retirement, all of the Grantee's outstanding Options that have been held by him for at least one year as of the date of his death, Disability or Retirement shall become fully exercisable and shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Option Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 2.10, the excess Options shall be deemed to be Nonqualified Stock Options."

         3. ACCELERATION OF VESTING OF RESTRICTED STOCK AWARDS UPON DEATH, DISABILITY OR RETIREMENT. The 1992 Plan be and hereby is amended by adding the following sentence after the second sentence of Section 3.8 thereof:

                  "Notwithstanding the foregoing or any provision in the Grantee's Restricted Stock Agreement to the contrary, upon the Grantee's death or Disability during his employment, or upon his Retirement, all of the Grantee's outstanding Restricted Stock Awards that have been held by him for at least one year as of such date shall become fully vested as of the date of his death, Disability or Retirement."

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         4. EFFECT OF AMENDMENT. As modified hereby, the provisions of the 1992
Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first above written.

                                      GENUINE PARTS COMPANY

                                      By: /s/ Carol B. Yancey
                                          ---------------------------
                                          Carol B. Yancey
                                          Vice President and Corporate Secretary